Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO

(540) 951-6236   jrakes@nbbank.com

DAVID K. SKEENS, TREASURER & CFO

(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. REPORTS SECOND QUARTER AND FIRST HALF EARNINGS

BLACKSBURG, VA, JULY 27, 2017:  National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today announced its results of operations for the second quarter and first half of 2017. The Company reported net income of $7.22 million for the six months ended June 30, 2017 compared to $7.64 million at June 30, 2016. Basic earnings per share were $1.04 at June 30, 2017 compared to $1.10 for the same period in 2016. For the first half of the year, the return on average assets was 1.18% and the return on average equity was 7.98% compared to 1.28% and 8.65%, respectively, for the first six months of 2016. At June 30, 2017, the Company had total assets of close to $1.26 billion which was an increase of 3.73% when compared to $1.21 billion at the end of June 2016.

“I’m pleased to report that the second quarter of 2017 was another solid period for our Company,” said National Bankshares Chairman, President & CEO James G. Rakes. “The broader financial environment, governed by low interest rates, continues to pressure our earnings. However, by focusing on things within our control – by making quality loans, providing superior customer service, and investing in bank infrastructure and personnel – we remain a profitable bank holding company that our customers, shareholders and communities can rely on.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 26 full service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	June 30, 2017	June 30, 2016	December 31, 2016
Assets
Cash and due from banks	$12,936	$14,320	$13,974
Interest-bearing deposits	89,096	75,892	80,268
Federal funds sold	---	---	---
Securities available for sale, at fair value	308,435	303,242	304,282
Securities held to maturity	130,712	138,424	134,957
Restricted stock	1,200	1,170	1,170
Total securities	440,347	442,836	440,409
Mortgage loans held for sale	491	663	478
Loans:
Loans, net of unearned income and deferred fees	654,734	630,916	647,752
Less: allowance for loan losses	(8,372)	(8,195)	(8,300)
Loans, net	646,362	622,721	639,452
Premises and equipment, net	8,557	8,718	8,853
Accrued interest receivable	5,139	5,259	5,260
Other real estate owned	3,008	3,425	3,156
Intangible assets and goodwill	5,923	6,046	5,966
Bank-owned life insurance	33,287	22,699	22,998
Other assets	14,208	11,500	13,128
Total assets	$1,259,354	$1,214,079	$1,233,942

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$181,868	$171,350	$171,946
Interest-bearing demand deposits	618,223	574,507	604,093
Savings deposits	140,325	136,051	136,789
Time deposits	121,941	139,830	130,614
Total deposits	1,062,357	1,021,738	1,043,442
Other borrowed funds	---	---	---
Accrued interest payable	43	56	55
Other liabilities	12,668	12,357	12,182
Total liabilities	1,075,068	1,034,151	1,055,679

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding, 6,957,974 shares at June 30, 2017, December 31, 2016 and June 30, 2016.	8,698	8,698	8,698
Retained earnings	181,546	175,169	178,224
Accumulated other comprehensive loss, net	(5,958)	(3,939)	(8,659)
Total stockholders' equity	184,286	179,928	178,263
Total liabilities and stockholders' equity	$1,259,354	$1,214,079	$1,233,942

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Six Months Ended
($ in thousands, except for share and per share data)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Interest Income
Interest and fees on loans	$7,453	$7,289	$14,906	$14,623
Interest on federal funds	---	---	---	---
Interest on interest-bearing deposits	231	150	379	312
Interest on securities - taxable	1,397	1,567	2,799	3,244
Interest on securities - nontaxable	1,214	1,286	2,449	2,597
Total interest income	10,295	10,292	20,533	20,776
Interest Expense
Interest on time deposits	135	181	280	375
Interest on other deposits	913	882	1,796	1,756
Interest on borrowed funds	---	---	---	---
Total interest expense	1,048	1,063	2,076	2,131
Net interest income	9,247	9,229	18,457	18,645
Provision for loan losses	464	654	523	857
Net income after provision for loan losses	8,783	8,575	17,934	17,788
Noninterest Income
Service charges on deposit accounts	692	569	1,357	1,129
Other service charges and fees	41	46	110	118
Credit card fees	1,019	969	1,917	1,839
Trust Income	361	354	762	677
Bank-owned life insurance	146	151	289	298
Other income	192	455	520	800
Realized securities gain, net	4	74	4	98
Total noninterest income	2,455	2,618	4,959	4,959
Noninterest Expense
Salaries and employee benefits	3,438	2,907	6,981	6,475
Occupancy and furniture and fixtures	469	448	907	925
Data processing and ATM	541	595	1,106	1,006
FDIC assessment	91	145	186	286
Credit card processing	725	712	1,380	1,334
Intangibles and goodwill amortization	12	68	43	178
Net cost of other real estate owned	55	39	84	108
Franchise taxes	329	322	651	653
Other operating expenses	1,038	1,002	2,297	1,957
Total noninterest expense	6,698	6,238	13,635	12,922
Income before income tax expense	4,540	4,955	9,258	9,825
Income tax expense	970	1,090	2,039	2,181
Net Income	$3,570	$3,865	$7,219	$7,644
Basic net income per share	$0.51	$0.56	$1.04	$1.10
Fully diluted net income per share	$0.51	$0.56	$1.04	$1.10
Weighted average number of common shares outstanding
Basic	6,957,974	6,957,974	6,957,974	6,957,974
Diluted	6,957,974	6,957,974	6,957,974	6,957,974
Dividends declared per share	$0.56	$0.55	$0.56	$0.55
Dividend payout ratio	---	---	53.98%	50.07%
Book value per share			$26.49	$25.86

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended
($ in thousands)	June 30, 2017	June 30, 2016
Net income	$3,570	$3,865

Other Comprehensive Income, net of tax
Unrealized holding gain on available for sale securities net of tax of $874 in 2017 and $368 in 2016	1,626	684
Reclassification adjustment for gain included in net income, net of tax of ($16) in 2016	---	(30)
Other comprehensive income, net of tax of $874 in 2017 and $352 in 2016	$1,626	$654
Total Comprehensive Income	$5,196	$4,519

	Six Months Ended
($ in thousands)	June 30, 2017	June 30, 2016
Net Income	$7,219	$7,644

Other Comprehensive Income, Net of Tax
Unrealized holding gain on available for sale securities net of tax of $1,454 in 2017 and $2,170 in 2016	2,701	4,032
Reclassification adjustment for gain included in net income, net of tax of ($18) in 2016	---	(34)
Other comprehensive income, net of tax of $1,454 in 2017 and $2,152 in 2016	$2,701	$3,998
Total Comprehensive Income	$9,920	$11,642

Key Ratios and Other Data

(Unaudited)

	Three Months Ended		Six Months Ended
($ in thousands)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Average Balances
Cash and due from banks	$11,579	$11,217	$11,346	$11,263
Interest-bearing deposits	87,694	118,395	80,050	122,122
Securities available for sale	305,058	283,280	304,833	264,217
Securities held to maturity	132,477	140,415	133,472	144,809
Restricted stock	1,200	1,170	1,186	1,151
Mortgage loans held for sale	262	601	238	514
Gross Loans	652,644	610,657	651,560	610,818
Loans, net	643,702	601,700	642,561	601,628
Intangible assets	5,931	6,085	5,940	6,128
Total assets	1,242,223	1,211,217	1,233,594	1,199,839
Total deposits	1,045,464	1,022,306	1,038,775	1,012,721
Other borrowings	---	---	---	---
Stockholders' equity	184,108	179,452	182,319	177,722
Interest-earning assets	1,181,413	1,152,614	1,174,273	1,142,769
Interest-bearing liabilities	867,065	851,522	864,013	845,232

Financial Ratios
Return on average assets	1.15%	1.28%	1.18%	1.28%
Return on average equity	7.78%	8.66%	7.98%	8.65%
Net interest margin	3.42%	3.52%	3.46%	3.59%
Net interest income-fully taxable equivalent	$10,074	$10,089	$20,122	$20,397
Efficiency ratio	53.46%	49.09%	54.36%	50.96%
Average equity to average assets	14.82%	14.82%	14.78%	14.81%

Allowance for Loan Losses
Beginning balance	$8,261	$8,107	$8,300	$8,297
Provision for losses	464	654	523	857
Charge-offs	(409)	(598)	(552)	(1,051)
Recoveries	56	32	101	92
Ending balance	$8,372	$8,195	$8,372	$8,195

Asset Quality Data

(Unaudited)

($ in thousands)	June 30, 2017	June 30, 2016
Nonperforming Assets
Nonaccrual loans	$9	$1,751
Nonaccrual restructured loans	3,188	4,454
Total nonperforming loans	3,197	6,205
Other real estate owned	$3,008	$3,425
Total nonperforming assets	$6,205	$9,630
Accruing restructured loans	3,711	4,729
Loans 90 days or more past due	$259	$316

Asset Quality Ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	0.94%	1.52%
Allowance for loans losses to total loans	1.28%	1.30%
Allowance for loan losses to nonperforming loans	261.87%	132.07%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.04%	0.05%